EXHIBIT 10.1
Acknowledgement and Consent
This Acknowledgement and Consent (the "Acknowledgement and Consent") is entered into pursuant to the Employment Agreement (the "Employment Agreement"), dated as of August 18, 2008, by and between Kevin Cummings ("Executive") and Investors Bancorp, Inc. (the "Company"), and is effective as of July 9, 2018.
WHEREAS, pursuant to the terms of the Employment Agreement, Executive has served as President and Chief Executive Officer of the Company and Investors Bank, the wholly owned subsidiary of the Company (the "Bank"); and
WHEREAS, effective May 22, 2018, Executive was also appointed Chairman of the Board of Directors of the Company and the Bank; and
WHEREAS, in accordance with management succession plans approved by the Board in consultation with Executive, effective May 22, 2018, Executive will discontinue service as President of the Company and the Bank, and will serve in the position as Chief Executive Officer and Chairman of the Board of the Company and the Bank (the "New Position").
NOW, THEREFORE, the Executive hereby consents to and acknowledges the following related to his Employment Agreement:
1.
Executive hereby consents to serving as Chairman of the Board of Directors and Chief Executive Officer, but not President, of the Company and the Bank, and agrees and acknowledges that the failure to continue Executive as President of the Company and the Bank does not constitute a breach of the Employment Agreement.

2.
Executive acknowledges and agrees that the failure to continue Executive as President of the Company and the Bank, and any related changes to Executive's functions, duties and responsibilities, does not constitute an "Event of Termination" for purposes of Section 6 of the Employment Agreement.

3.
Executive acknowledges that for purposes of the Employment Agreement, the New Position will be his executive position and his responsibilities, duties and responsibilities to Investors will be commensurate with the New Position.

[Signature Page to Follow]

The parties hereto have signed this Acknowledgment and Consent as of the dates below.

Executive:
/s/ Kevin Cummings
Kevin Cummings

Date:  July 9, 2018

Investors Bancorp, Inc.

By:/s/ Elaine Rizzo

Title: SVP and Chief Human Resources Officer

Date: July 9, 2018